Exhibit 99.1

For Immediate Release
For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. ANNOUNCES
RESULTS FOR THIRD QUARTER 2008
• Third quarter provision for loan losses of $76 million
• Allowance-to-loans ratio of 1.91%, up from 1.53% in second quarter
• Net loss for third quarter
• Capital levels strong
BLAIRSVILLE, GA — October 23, 2008 — United Community Banks, Inc. (NASDAQ: UCBI) today announced a net loss of $39.9 million, or 84 cents per diluted share, for the third quarter of 2008 compared to net income of $22.5 million, or 46 cents per diluted share, for the third quarter of 2007. For the first nine months of 2008, the company had a net loss of $16.7 million, or 35 cents per diluted share, compared to net operating income of $63.0 million, or $1.36 per diluted share, for the first nine months of 2007.
“As we noted in our October 6 announcement, economic pressures on the housing market, particularly in Atlanta, had an impact on our loan portfolio in the third quarter,” stated Jimmy Tallent, president and chief executive officer. “As a result, we increased our provision for loan losses, which covered our higher net charge-offs and strengthened our allowance-to-loans ratio. Despite the challenging environment, we were able to negotiate sales of some of our largest and most impaired assets. We will continue our strategy to deal aggressively with problem credits, with a goal of emerging as quickly as possible from this difficult credit cycle.”

1

Loans were down $123 million to $5.83 billion from the third quarter of 2007 and down $103 million on a linked-quarter basis as the company continued to reduce its exposure to the residential construction and housing markets. At September 30, 2008, residential construction loans were $1.6 billion, or 27 percent of total loans, a decrease of $339 million from a year ago and $149 million from the second quarter. “Partially off-setting the decrease in residential construction loans, we had $49 million of growth this quarter in the residential mortgage and commercial areas of our loan portfolio,” Tallent said. “We are making good progress in rebalancing our portfolio and further reducing our exposure to residential construction.”
Total customer deposits increased $98 million from the third quarter of 2007 and were down $217 million compared to the second quarter of 2008. “We saw a similar seasonal trend last year between the second and third quarters, but some of the decrease in customer deposits this quarter certainly reflects the concerns people are having about the banking industry,” stated Tallent. “In response, we launched a company-wide customer education program about our bank’s safety and soundness and about customers’ options for FDIC insurance. This effort helped assure that all customers who came to us with concerns about their deposits could have their questions answered quickly and reassuringly.”
Taxable equivalent net interest revenue of $58.8 million reflected a decrease of $3.0 million from the second quarter of 2008 and $12.9 million from the third quarter of 2007. Taxable equivalent net interest margin was 3.17 percent compared with 3.32 percent for the second quarter of 2008 and 3.89 percent for the third quarter of 2007. “We continued to see margin compression in the third quarter,” Tallent said. “A higher level of non-performing assets, continued competitive deposit pricing, and liquidity were key contributors.”
The third quarter provision for loan losses was $76.0 million. Net charge-offs for the third quarter were $55.7 million compared with $14.3 million for the second quarter of 2008. Annualized net charge-offs to average loans was 377 basis points for the third quarter of 2008 compared with 97 basis points for the second quarter of 2008. “Net charge-offs increased significantly this quarter due to our aggressive efforts to move problem credits off our books,” said Tallent. “Specifically, we sold non-performing assets totaling $66 million. Among these were 13 of our largest non-performing assets, totaling $42 million, at the very end of the third quarter. Additionally, we had verbal commitments on three non-performing assets that were written down this quarter. The losses on these 16 sales represented a significant portion of the $55.7 million in charge-offs for the third quarter.” At quarter-end, non-performing assets totaled $177.7 million compared with $152.2 million at June 30, 2008. The ratio of non-performing assets to total assets at quarter-end and last quarter was 2.20 percent and 1.84 percent, respectively.

2

Fee revenue of $13.1 million was down $2.5 million from the third quarter of 2007 and down $2.0 million from the second quarter of 2008. Service charges and fees on deposit accounts of $8.2 million were up $316,000 from the third quarter of 2007 and up $214,000 from last quarter. Mortgage fees were down $708,000 from last year and $792,000 from last quarter due to the slowdown in the housing market. Consulting fees were down $654,000 from last year and $525,000 from last quarter due to weakness in the market that affected sales efforts and closing contracts. Other revenue was down $1.4 million from last year and $735,000 from the second quarter of 2008, primarily due to lower levels of earnings on bank-owned life insurance and deferred compensation plan assets.
Operating expenses of $57.0 million reflected an increase of $8.8 million from the third quarter of 2007 and $7.2 million from last quarter. Salaries and employee benefit costs of $28.6 million declined $1.1 million from last year due to lower incentive compensation. Other expenses of $15.3 million increased $10.1 million from the third quarter of 2007 and $7.7 million from last quarter primarily due to a higher level of foreclosed property costs. Foreclosed property costs, which included $8.3 million of write-downs this quarter, totaled $10.1 million for the third quarter compared with $591,000 a year ago and $2.9 million last quarter.
The board of directors approved the regular quarterly dividend that will be paid in shares of common stock on January 2, 2009 for shareholders of record as of December 10, 2008. The dividend rate is 0.7692 percent. “Each shareholder will receive one new share of common stock for every 130 shares held on December 10, 2008,” said Tallent. “This is equal to the third quarter stock dividend. The stock dividend is an appropriate balance between the company’s need to retain capital during these uncertain times and the needs of those shareholders who depend on a cash dividend. Shareholders can choose either to sell their new shares or continue to hold them, increasing their ownership at a time when the stock price is historically low.”

3

At September 30, 2008, the company’s capital ratios were as follows: Tier I Risk-Based Capital of 8.66 percent; Leverage of 6.69 percent; and, Total Risk-Based of 11.40 percent. Also, the tangible equity-to-assets ratio was 6.65 percent. “We will continue to seek loan and foreclosed property sales as we expect further deterioration in real estate valuations and pricing,” said Tallent. “Our strong capital levels enable us to pursue this strategy and absorb higher credit costs without impairing our financial soundness. A company cannot have too much capital in this environment, so we will be alert for cost-effective opportunities to maintain and build our capital levels. And, we recently executed on two of these opportunities. We issued $30 million of subordinated debt in August and we will close $12 million of internally offered trust preferred securities by the end of October. Both of these securities will increase our regulatory capital levels. In addition, we are exploring the Treasury’s TARP Program that would allow us to issue preferred stock.”
“We are of course disappointed with the third quarter loss,” Tallent continued. “At the same time, we firmly believe that the company’s ability to manage through this cycle, and to support our long-term success, have been strengthened by the actions taken during the quarter. As we look ahead, we expect to see ongoing credit challenges and upward pressure on the level of non-performing assets. Charge-offs will continue to be elevated as we work through our problem credits, but we certainly don’t see a repeat of the third quarter-level charge-offs in the immediate future.”
Conference Call
United Community Banks will hold a conference call on Thursday, October 23, 2008, at 11 a.m. EDT to discuss the contents of this news release and to share business highlights for the quarter. The telephone number for the conference call is (877) 591-4953 and the pass code is “UCBI.” The conference call will also be available by web cast within the Investor Relations section of the company’s web site at www.ucbi.com.

4

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.1 billion and operates 27 community banks with 108 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.
Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.
# # #
(Tables Follow)

5

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Third
	2008			2007		Quarter	For the Nine		YTD
(in thousands, except per share	Third	Second	First	Fourth	Third	2008-2007	Months Ended		2008-2007
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2008	2007	Change
INCOME SUMMARY
Interest revenue	$112,510	$116,984	$129,041	$140,768	$144,884		$358,535	$410,150
Interest expense	53,719	55,231	62,754	71,038	73,203		171,704	205,396

Net interest revenue	58,791	61,753	66,287	69,730	71,681	(18)%	186,831	204,754	(9)%
Provision for loan losses (1)	76,000	15,500	7,500	26,500	3,700		99,000	11,100
Fee revenue	13,121	15,105	14,197	16,100	15,615	(16)	42,423	46,551	(9)

Total operating revenue	(4,088)	61,358	72,984	59,330	83,596	(105)	130,254	240,205	(46)
Operating expenses	56,970	49,761	47,529	49,336	48,182	18	154,260	140,725	10

Income (loss) before taxes	(61,058)	11,597	25,455	9,994	35,414	(272)	(24,006)	99,480	(124)
Income tax expense (benefit)	(21,184)	4,504	9,377	3,960	12,878		(7,303)	36,523

Net operating income (loss)	(39,874)	7,093	16,078	6,034	22,536	(277)	(16,703)	62,957	(127)
Fraud loss provision, net of tax (1)	—	—	—	1,833	—		—	9,165

Net income (loss)	$(39,874)	$7,093	$16,078	$4,201	$22,536	(277)	$(16,703)	$53,792	(131)

OPERATING PERFORMANCE (1)
Earnings (loss) per common share:
Basic	$(.84)	$.15	$.34	$.13	$.47	(279)	$(.35)	$1.38	(125)
Diluted	(.84)	.15	.34	.13	.46	(283)	(.35)	1.36	(126)
Return on equity (2)	(19.07)%	3.41%	7.85%	2.89%	10.66%		(2.69)%	10.04%
Return on tangible equity (2)(3)(4)	(30.43)	5.86	13.16	5.06	17.54		(3.99)	17.42
Return on assets (4)	(1.95)	.34	.78	.29	1.11		(.27)	1.11
Dividend payout ratio	(10.71)	60.00	26.47	69.23	19.15		(77.14)	19.57

GAAP PERFORMANCE MEASURES
Per common share:
Basic earnings (loss)	$(.84)	$.15	$.34	$.09	$.47	(279)	$(.35)	$1.18	(130)
Diluted earnings (loss)	(.84)	.15	.34	.09	.46	(283)	(.35)	1.16	(130)
Cash / stock dividends declared	.09	.09	.09	.09	.09	0	.27	.27	0
Book value	17.12	17.75	18.50	17.70	17.51	(2)	17.12	17.51	(2)
Tangible book value (3)	10.48	11.03	11.76	10.92	10.81	(3)	10.48	10.81	(3)

Key performance ratios:
Return on equity (2)(4)	(19.07)%	3.41%	7.85%	2.01%	10.66%		(2.69)%	10.04%
Return on assets	(1.95)	.34	.78	.20	1.11		(.27)	.95
Net interest margin (4)	3.17	3.32	3.55	3.73	3.89		3.35	3.94
Efficiency ratio	79.35	65.05	59.05	57.67	55.34		67.43	56.14
Dividend payout ratio	(10.71)	60.00	26.47	100.00	19.15		(77.14)	22.88
Equity to assets	10.28	10.33	10.30	10.20	10.32		10.30	9.39
Tangible equity to assets (3)	6.65	6.77	6.73	6.58	6.65		6.72	6.65

ASSET QUALITY
Allowance for loan losses	$111,299	$91,035	$89,848	$89,423	$90,935		$111,299	$90,935
Net charge-offs (1)	55,736	14,313	7,075	13,012	5,236		77,124	8,822
Non-performing loans	139,266	123,786	67,728	28,219	46,783		139,266	46,783
OREO	38,438	28,378	22,136	18,039	16,554		38,438	16,554

Total non-performing assets	177,704	152,164	89,864	46,258	63,337		177,704	63,337
Allowance for loan losses to loans (1)	1.91%	1.53%	1.51%	1.51%	1.28%		1.91%	1.28%
Net charge-offs to average loans (1)(4)	3.77	.97	.48	.87	.35		1.74	.21
Non-performing assets to loans and OREO	3.03	2.55	1.50	.78	1.06		3.03	1.06
Non-performing assets to total assets	2.20	1.84	1.07	.56	.77		2.20	.77

AVERAGE BALANCES
Loans	$5,889,168	$5,933,143	$5,958,296	$5,940,230	$5,966,933	(1)	$5,926,731	$5,665,314	5
Investment securities	1,454,740	1,507,240	1,485,515	1,404,796	1,308,192	11	1,482,397	1,235,183	20
Earning assets	7,384,287	7,478,018	7,491,480	7,424,992	7,332,492	1	7,451,017	6,951,573	7
Total assets	8,146,880	8,295,748	8,305,621	8,210,120	8,083,739	1	8,249,042	7,568,910	9
Deposits	6,597,339	6,461,361	6,051,069	6,151,476	6,246,319	6	6,370,753	5,987,225	6
Shareholders’ equity	837,487	856,727	855,659	837,195	834,094	0	849,912	710,950	20
Common shares — basic	47,304	47,060	46,966	47,203	48,348		47,111	45,452
Common shares — diluted	47,479	47,249	47,272	47,652	48,977		47,334	46,235

AT PERIOD END
Loans	$5,829,937	$5,933,141	$5,967,839	$5,929,263	$5,952,749	(2)	$5,829,937	$5,952,749	(2)
Investment securities	1,400,827	1,430,588	1,508,402	1,356,846	1,296,826	8	1,400,827	1,296,826	8
Total assets	8,072,543	8,264,051	8,386,255	8,207,302	8,180,600	(1)	8,072,543	8,180,600	(1)
Deposits	6,689,335	6,696,456	6,175,769	6,075,951	6,154,308	9	6,689,335	6,154,308	9
Shareholders’ equity	816,880	837,890	871,452	831,902	833,761	(2)	816,880	833,761	(2)
Common shares outstanding	47,596	47,096	47,004	46,903	47,542		47,596	47,542

(1)	Excludes effect of special $15 million fraud related provision for loan losses recorded in the second quarter of 2007, an additional $3 million provision in the fourth quarter of 2007, and $18 million of related loan charge-offs recorded in the fourth quarter of 2007.

(2)	Net income available to common shareholders, which excludes preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(3)	Excludes effect of acquisition related intangibles and associated amortization.

(4)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2008			2007		Linked	Year over
	Third	Second	First	Fourth	Third	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change(1)	Change
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,604	$1,584	$1,526	$1,476	$1,441	5%	11%
Commercial construction	509	522	548	527	531	(10)	(4)
Commercial & industrial	425	417	437	418	408	8	4

Total commercial	2,538	2,523	2,511	2,421	2,380	2	7
Residential construction	1,596	1,745	1,791	1,830	1,935	(34)	(18)
Residential mortgage	1,528	1,494	1,491	1,502	1,459	9	5
Consumer / installment	168	171	175	176	179	(7)	(6)

Total loans	$5,830	$5,933	$5,968	$5,929	$5,953	(7)	(2)

LOANS BY MARKET
Atlanta MSA	$1,800	$1,934	$1,978	$2,002	$2,057	(28)%	(12)%
Gainesville MSA	426	422	415	400	394	4	8
North Georgia	2,066	2,065	2,071	2,060	2,026	0	2
Western North Carolina	815	819	816	806	834	(2)	(2)
Coastal Georgia	458	436	439	416	402	20	14
East Tennessee	265	257	249	245	240	12	10

Total loans	$5,830	$5,933	$5,968	$5,929	$5,953	(7)	(2)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$516	$569	$583	$593	$592	(37)%	(13)%
Land loans	142	139	130	126	125	9	14
Lot loans	385	401	406	407	403	(16)	(4)

Total	1,043	1,109	1,119	1,126	1,120	(24)	(7)

House loans
Spec	393	450	460	473	539	(51)%	(27)%
Sold	160	186	212	231	276	(56)	(42)

Total	553	636	672	704	815	(52)	(32)

Total residential construction	$1,596	$1,745	$1,791	$1,830	$1,935	(34)	(18)

RESIDENTIAL CONSTRUCTION — ATLANTA MSA
Dirt loans
Acquisition & development	$185	$232	$252	$258	$268	(81)%	(31)%
Land loans	47	50	50	52	50	(24)	(6)
Lot loans	103	117	117	117	123	(48)	(16)

Total	335	399	419	427	441	(64)	(24)

House loans
Spec	227	271	271	280	322	(65)%	(30)%
Sold	49	58	71	77	104	(62)	(53)

Total	276	329	342	357	426	(64)	(35)

Total residential construction	$611	$728	$761	$784	$867	(64)	(30)

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Third Quarter 2008			Second Quarter 2008			First Quarter 2008
	Nonaccrual		Total	Nonaccrual		Total	Nonaccrual		Total
(in thousands)	Loans	OREO	NPAs	Loans	OREO	NPAs	Loans	OREO	NPAs
NPAs BY CATEGORY
Commercial (sec. by RE)	$9,961	$854	$10,815	$4,610	$593	$5,203	$4,070	$653	$4,723
Commercial construction	2,924	375	3,299	3,027	1,859	4,886	1,514	961	2,475
Commercial & industrial	1,556	—	1,556	2,950	—	2,950	1,936	—	1,936

Total commercial	14,441	1,229	15,670	10,587	2,452	13,039	7,520	1,614	9,134
Residential construction	102,095	32,453	134,548	90,283	22,075	112,358	42,249	16,486	58,735
Residential mortgage	21,335	4,756	26,091	21,792	3,851	25,643	16,965	4,036	21,001
Consumer / installment	1,395	—	1,395	1,124	—	1,124	994	—	994

Total NPAs	$139,266	$38,438	$177,704	$123,786	$28,378	$152,164	$67,728	$22,136	$89,864

NPAs BY MARKET
Atlanta MSA	$80,805	$27,011	$107,816	$89,327	$15,196	$104,523	$37,442	$16,121	$53,563
Gainesville MSA	15,105	648	15,753	4,885	12	4,897	4,584	909	5,493
North Georgia	20,812	8,337	29,149	16,117	8,277	24,394	11,969	3,385	15,354
Western North Carolina	13,432	1,509	14,941	9,838	990	10,828	7,775	1,405	9,180
Coastal Georgia	3,682	601	4,283	1,575	3,871	5,446	5,266	95	5,361
East Tennessee	5,430	332	5,762	2,044	32	2,076	692	221	913

Total NPAs	$139,266	$38,438	$177,704	$123,786	$28,378	$152,164	$67,728	$22,136	$89,864

	Third Quarter 2008		Second Quarter 2008		First Quarter 2008
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans(1)	Charge-Offs	Loans(1)	Charge-Offs	Loans(1)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec. by RE)	$257	.06%	$424	.11%	$630	.17%
Commercial construction	225	.17	125	.09	—	—
Commercial & industrial	1,018	.96	398	.38	304	.29

Total commercial	1,500	.24	947	.15	934	.15
Residential construction	50,228	11.94	10,343	2.36	4,665	1.03
Residential mortgage	3,332	.88	2,576	.70	1,011	.27
Consumer / installment	676	1.58	447	1.05	465	1.06

Total NPAs	$55,736	3.77	$14,313	.97	$7,075	.48

NET CHARGE-OFFS BY MARKET
Atlanta MSA	$48,313	10.08%	$10,682	2.22%	$4,647	.94%
Gainesville MSA	1,470	1.49	360	.34	323	.32
North Georgia	4,567	.88	1,829	.36	1,280	.25
Western North Carolina	855	.42	279	.14	57	.03
Coastal Georgia	249	.22	980	.90	42	.04
East Tennessee	282	.43	183	.29	726	1.18

Total NPAs	$55,736	3.77	$14,313	.97	$7,075	.48

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
(in thousands, except per share data)

	2008			2007		For the Nine Months Ended
	Third	Second	First	Fourth	Third	September 30
	Quarter	Quarter	Quarter	Quarter	Quarter	2008	2007

Special provision for fraud related loan losses	$—	$—	$—	$3,000	$—	$—	$15,000

Income tax effect of special provision	—	—	—	1,167	—	—	5,835

After-tax effect of special provision	$—	$—	$—	$1,833	$—	$—	$9,165

Net Income (Loss) Reconciliation
Operating net income (loss)	$(39,874)	$7,093	$16,078	$6,034	$22,536	$(16,703)	$62,957
After-tax effect of special provision and merger-related charges	—	—	—	(1,833)	—	—	(9,165)

Net income (loss) (GAAP)	$(39,874)	$7,093	$16,078	$4,201	$22,536	$(16,703)	$53,792

Basic Earnings (Loss) Per Share Reconciliation
Basic operating earnings (loss) per share	$(.84)	$.15	$.34	$.13	$.47	$(.35)	$1.38
Per share effect of special provision and merger-related charges	—	—	—	(.04)	—	—	(.20)

Basic earnings (loss) per share (GAAP)	$(.84)	$.15	$.34	$.09	$.47	$(.35)	$1.18

Diluted Earnings (Loss) Per Share Reconciliation
Diluted operating earnings (loss) per share	$(.84)	$.15	$.34	$.13	$.46	$(.35)	$1.36
Per share effect of special provision and merger-related charges	—	—	—	(.04)	—	—	(.20)

Diluted earnings (loss) per share (GAAP)	$(.84)	$.15	$.34	$.09	$.46	$(.35)	$1.16

Provision for Loan Losses Reconciliation
Operating provision for loan losses	$76,000	$15,500	$7,500	$26,500	$3,700	$99,000	$11,100
Special provision for fraud related loan losses	—	—	—	3,000	—	—	15,000

Provision for loan losses (GAAP)	$76,000	$15,500	$7,500	$29,500	$3,700	$99,000	$26,100

Nonperforming Assets Reconciliation
Nonperforming assets excluding fraud-related assets	$174,227	$148,219	$85,182	$40,956	$39,761	$174,227	$39,761
Fraud-related loans and OREO included in nonperforming assets	3,477	3,945	4,682	5,302	23,576	3,477	23,576

Nonperforming assets (GAAP)	$177,704	$152,164	$89,864	$46,258	$63,337	$177,704	$63,337

Allowance for Loan Losses Reconciliation
Allowance for loan losses excluding special fraud-related allowance	$111,299	$91,035	$89,848	$89,423	$75,935	$111,299	$75,935
Fraud-related allowance for loan losses	—	—	—	—	15,000	—	15,000

Allowance for loan losses (GAAP)	$111,299	$91,035	$89,848	$89,423	$90,935	$111,299	$90,935

Net Charge Offs Reconciliation
Net charge offs excluding charge off of fraud-related loans	$55,736	$14,313	$7,075	$13,012	$5,236	$77,124	$8,822
Fraud-related loans charged off	—	—	—	18,000	—	—	—

Net charge offs (GAAP)	$55,736	$14,313	$7,075	$31,012	$5,236	$77,124	$8,822

Allowance for Loan Losses to Loans Ratio Reconciliation
Allowance for loan losses to loans ratio excluding fraud-related allowance	1.91%	1.53%	1.51%	1.51%	1.28%	1.91%	1.28%
Portion of allowance assigned to fraud-related loans	—	—	—	—	.25	—	.25

Allowance for loan losses to loans ratio (GAAP)	1.91%	1.53%	1.51%	1.51%	1.53%	1.91%	1.53%

Nonperforming Assets to Total Assets Ratio Reconciliation
Nonperforming assets to total assets ratio excluding fraud-related assets	2.16%	1.79%	1.02%	.50%	.49%	2.16%	.49%
Fraud-related nonperforming assets	.04	.05	.05	.06	.28	.04	.28

Nonperforming assets to total assets ratio (GAAP)	2.20%	1.84%	1.07%	.56%	.77%	2.20%	.77%

Net Charge Offs to Average Loans Ratio Reconciliation
Net charge offs to average loans ratio excluding fraud-related loans	3.77%	.97%	.48%	.87%	.35%	1.74%	.21%
Charge offs of fraud-related loans	—	—	—	1.20	—	—	—

Net charge offs to average loans ratio (GAAP)	3.77%	.97%	.48%	2.07%	.35%	1.74%	.21%

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2008	2007	2008	2007

Interest revenue:
Loans, including fees	$93,233	$127,213	$299,550	$361,085
Investment securities:
Taxable	18,258	16,637	55,765	46,081
Tax exempt	348	428	1,140	1,313
Federal funds sold and deposits in banks	100	134	372	272

Total interest revenue	111,939	144,412	356,827	408,751

Interest expense:
Deposits:
NOW	6,778	12,046	22,581	34,143
Money market	2,296	5,002	7,519	11,082
Savings	153	553	560	1,236
Time	39,044	42,862	116,756	126,466

Total deposit interest expense	48,271	60,463	147,416	172,927
Federal funds purchased, repurchase agreements, & other short-term borrowings	1,116	4,738	7,254	10,226
Federal Home Loan Bank advances	2,105	5,902	10,668	15,738
Long-term debt	2,227	2,100	6,366	6,505

Total interest expense	53,719	73,203	171,704	205,396

Net interest revenue	58,220	71,209	185,123	203,355
Provision for loan losses	76,000	3,700	99,000	26,100

Net interest revenue after provision for loan losses	(17,780)	67,509	86,123	177,255

Fee revenue:
Service charges and fees	8,171	7,855	23,941	23,083
Mortgage loan and other related fees	1,410	2,118	5,575	6,817
Consulting fees	1,727	2,381	5,786	6,369
Brokerage fees	905	895	2,812	3,031
Securities gains, net	120	225	477	1,818
Losses on prepayment of borrowings	—	—	—	(1,164)
Other	788	2,141	3,832	6,597

Total fee revenue	13,121	15,615	42,423	46,551

Total revenue	(4,659)	83,124	128,546	223,806

Operating expenses:
Salaries and employee benefits	28,626	29,698	86,133	88,037
Communications and equipment	3,909	3,936	11,593	11,593
Occupancy	3,905	3,617	11,325	10,124
Advertising and public relations	1,399	1,537	4,759	5,651
Postage, printing and supplies	1,493	1,479	4,533	4,819
Professional fees	1,596	1,920	5,196	5,409
Amortization of intangibles	752	771	2,264	1,968
Other	15,290	5,224	28,457	13,124

Total operating expenses	56,970	48,182	154,260	140,725

Income (loss) before income taxes	(61,629)	34,942	(25,714)	83,081
Income tax expense (benefit)	(21,755)	12,406	(9,011)	29,289

Net income (loss)	$(39,874)	$22,536	$(16,703)	$53,792

Net income (loss) available to common shareholders	$(39,878)	$22,532	$(16,715)	$53,778

Earnings (loss) per common share:
Basic	$(.84)	$.47	$(.35)	$1.18
Diluted	(.84)	.46	(.35)	1.16
Dividends per common share	.09	.09	.27	.27
Weighted average common shares outstanding:
Basic	47,304	48,348	47,111	45,452
Diluted	47,479	48,977	47,334	46,235

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	September 30,	December 31,	September 30,
(in thousands, except share and per share data)	2008	2007	2007
	(unaudited)	(audited)	(unaudited)
ASSETS

Cash and due from banks	$126,033	$157,549	$162,710
Interest-bearing deposits in banks	40,707	62,074	75,745

Cash and cash equivalents	166,740	219,623	238,455

Securities available for sale	1,400,827	1,356,846	1,296,826
Mortgage loans held for sale	17,763	28,004	23,717
Loans, net of unearned income	5,829,937	5,929,263	5,952,749
Less allowance for loan losses	111,299	89,423	90,935

Loans, net	5,718,638	5,839,840	5,861,814

Premises and equipment, net	179,727	180,088	174,918
Accrued interest receivable	47,920	62,828	67,385
Goodwill and other intangible assets	322,544	325,305	326,080
Other assets	218,384	194,768	191,405

Total assets	$8,072,543	$8,207,302	$8,180,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$680,196	$700,941	$737,357
NOW	1,393,928	1,474,818	1,464,956
Money market	394,358	452,917	495,092
Savings	179,274	186,392	195,132
Time:
Less than $100,000	1,814,926	1,573,604	1,595,515
Greater than $100,000	1,481,512	1,364,763	1,358,302
Brokered	745,141	322,516	307,954

Total deposits	6,689,335	6,075,951	6,154,308

Federal funds purchased, repurchase agreements, and other short-term borrowings	119,699	638,462	502,081
Federal Home Loan Bank advances	285,362	519,782	519,381
Long-term debt	137,996	107,996	107,996
Accrued expenses and other liabilities	23,271	33,209	63,073

Total liabilities	7,255,663	7,375,400	7,346,839

Shareholders’ equity:
Preferred stock, $1 par value; $10 stated value; 10,000,000 shares authorized; 25,800, 25,800 and 25,800 shares issued and outstanding	258	258	258
Common stock, $1 par value; 100,000,000 shares authorized; 48,809,301, 48,809,301 and 48,809,301 shares issued	48,809	48,809	48,809
Common stock issuable; 116,567, 73,250 and 66,366 shares	2,762	2,100	1,954
Capital surplus	457,779	462,881	462,499
Retained earnings	317,544	347,391	347,478
Treasury stock; 1,213,182, 1,905,921 and 1,266,935 shares, at cost	(27,024)	(43,798)	(30,969)
Accumulated other comprehensive income	16,752	14,261	3,732

Total shareholders’ equity	816,880	831,902	833,761

Total liabilities and shareholders’ equity	$8,072,543	$8,207,302	$8,180,600

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,

	2008			2007
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,889,168	$93,270	6.30%	$5,966,933	$126,992	8.44%
Taxable securities (3)	1,422,321	18,258	5.13	1,266,609	16,637	5.25
Tax-exempt securities (1)(3)	32,419	573	7.07	41,583	704	6.77
Federal funds sold and other interest-earning assets	40,379	409	4.05	57,367	551	3.84

Total interest-earning assets	7,384,287	112,510	6.07	7,332,492	144,884	7.85

Non-interest-earning assets:
Allowance for loan losses	(93,687)			(93,832)
Cash and due from banks	111,741			141,536
Premises and equipment	180,825			173,605
Other assets (3)	563,714			529,938

Total assets	$8,146,880			$8,083,739

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,463,744	$6,778	1.84	$1,431,168	$12,046	3.34
Money market	421,626	2,296	2.17	496,005	5,002	4.00
Savings	182,525	153	.33	201,031	553	1.09
Time less than $100,000	1,779,550	17,812	3.98	1,624,698	20,151	4.92
Time greater than $100,000	1,530,719	15,825	4.11	1,391,139	18,192	5.19
Brokered	530,705	5,407	4.05	358,614	4,519	5.00

Total interest-bearing deposits	5,908,869	48,271	3.25	5,502,655	60,463	4.36

Federal funds purchased and other borrowings	256,742	1,116	1.73	348,472	4,738	5.39
Federal Home Loan Bank advances	286,540	2,105	2.92	474,555	5,902	4.93
Long-term debt	118,756	2,227	7.46	119,596	2,100	6.97

Total borrowed funds	662,038	5,448	3.27	942,623	12,740	5.36

Total interest-bearing liabilities	6,570,907	53,719	3.25	6,445,278	73,203	4.51

Non-interest-bearing liabilities:
Non-interest-bearing deposits	688,470			743,664
Other liabilities	50,016			60,703

Total liabilities	7,309,393			7,249,645
Shareholders’ equity	837,487			834,094

Total liabilities and shareholders’ equity	$8,146,880			$8,083,739

Net interest revenue		$58,791			$71,681

Net interest-rate spread			2.82%			3.34%

Net interest margin			3.17%			3.89%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized losses of $11.7 million in 2008 and $13.3 million in 2007 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,

	2008			2007
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,926,731	$299,601	6.75%	$5,665,314	$360,430	8.51%
Taxable securities (3)	1,447,409	55,765	5.14	1,192,815	46,081	5.15
Tax-exempt securities (1)(3)	34,988	1,876	7.15	42,368	2,160	6.80
Federal funds sold and other interest-earning assets	41,889	1,292	4.11	51,076	1,479	3.86

Total interest-earning assets	7,451,017	358,534	6.43	6,951,573	410,150	7.89

Non-interest-earning assets:
Allowance for loan losses	(93,165)			(78,541)
Cash and due from banks	136,920			130,816
Premises and equipment	181,210			159,674
Other assets (3)	573,060			405,388

Total assets	$8,249,042			$7,568,910

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,476,998	$22,581	2.04	$1,378,200	$34,143	3.31
Money market	427,676	7,519	2.35	371,716	11,082	3.99
Savings	184,713	560	.40	187,693	1,236	.88
Time less than $100,000	1,659,308	53,320	4.29	1,631,243	59,925	4.91
Time greater than $100,000	1,460,277	48,330	4.42	1,383,004	54,000	5.22
Brokered	480,166	15,106	4.20	342,162	12,541	4.90

Total interest-bearing deposits	5,689,138	147,416	3.46	5,294,018	172,927	4.37

Federal funds purchased and other borrowings	396,798	7,254	2.44	255,115	10,226	5.36
Federal Home Loan Bank advances	452,826	10,668	3.15	430,151	15,738	4.89
Long-term debt	111,607	6,366	7.62	115,390	6,505	7.54

Total borrowed funds	961,231	24,288	3.38	800,656	32,469	5.42

Total interest-bearing liabilities	6,650,369	171,704	3.45	6,094,674	205,396	4.51

Non-interest-bearing liabilities:
Non-interest-bearing deposits	681,615			693,207
Other liabilities	67,146			70,079

Total liabilities	7,399,130			6,857,960
Shareholders’ equity	849,912			710,950

Total liabilities and shareholders’ equity	$8,249,042			$7,568,910

Net interest revenue		$186,830			$204,754

Net interest-rate spread			2.98%			3.38%

Net interest margin			3.35%			3.94%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $5.7 million in 2008 and pretax unrealized losses of $10.4 million in 2007 are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.